Exhibit 99.1

Shake Shack Provides Fourth Quarter 2021 Business Update

- Total Revenue of $203.3 million in 4Q21 and $739.9 million in FY21
- Shack sales continued to recover with 4Q21 Same-Shack sales growth of +20.8% versus 2020 and +2.2% versus 2019
- Shack-level operating profit margin expected to be approximately 16% of Shack sales in 4Q21
- Opened 36 new Company-operated Shacks in 2021 with unit development targeted to accelerate to 45-50 openings in 2022

NEW YORK, NY (Business Wire) — January 11, 2022 — Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK) today announced preliminary unaudited results for the fiscal fourth quarter and the fiscal year ended December 29, 2021 ahead of presenting at the 24th Annual ICR Conference today.
"We are pleased with the continued recovery we saw in the fourth quarter of 2021, outpacing historical seasonality, with average weekly sales of $74,000 compared to $72,000 in the third quarter of 2021, and Same-Shack sales versus 2019 growth of 2.2% in the fourth quarter, improving from down 7.3% in the third quarter, due to strength in both urban and suburban markets. We opened our first-ever drive-thru locations in Maple Grove, Minnesota and Lee's Summit, Missouri. Early results for these two Shacks are encouraging, and we look forward to continuing to expand our drive-thru footprint in the years to come," said Randy Garutti, Shake Shack CEO.
"While we are pleased by the fourth quarter, we also saw our operating hours drop in the last week of FY21 and the first two weeks of FY22 as a sharp increase in COVID cases had an impact on our ability to staff and keep all of our restaurants fully open. We expect these trends to continue to impact sales in our Company-owned Shacks and our licensed business. However as we move into the next chapter of the Shake Shack story, we remain committed to investing in what makes us so unique: our people, our digital transformation, format evolution and the guest experience, " said Katie Fogertey, Shake Shack CFO.

Preliminary Unaudited Results for the Fourth Quarter Ended December 29, 2021(1):

•Total revenue in the fourth quarter of 2021 increased 29.0% to $203.3 million versus the same period in 2020, compared to an increase of 48.7% in the third quarter of 2021. The increase is inclusive of the favorable impact of the 53rd week in the fourth quarter of 2020, which resulted in incremental revenue of $11.1 million. Excluding the 53rd week in 2020, total revenue in the fourth quarter of 2021 increased 38.8% versus the same period in 2020.
•Shack sales in the fourth quarter of 2021 increased 28.5% to $195.9 million versus the same period in 2020, compared to an increase of 48.1% in the third quarter of 2021. This increase is inclusive of the favorable impact of the 53rd week in the fourth quarter of 2020, which resulted in incremental Shack sales of $10.7 million. Excluding the 53rd week, Shack sales in the fourth quarter of 2021 increased 38.1%.
•Same-Shack sales(2) were up 20.8% in the fourth quarter of 2021 versus the same period in 2020, compared to up 24.8% in the third quarter of 2021. Additionally, Same-Shack sales were up 2.2% in the fourth quarter of 2021 versus the same period in 2019, an improvement from down 7.3% in the third quarter of 2021.
•Licensed revenue in the fourth quarter of 2021 increased 46.8% to $7.4 million versus the same period in 2020, compared to growth of 68.3% in the third quarter of 2021. This increase is inclusive of the favorable impact of the 53rd week in the fourth quarter of 2020, which resulted in incremental licensed revenue of $0.4 million. Excluding the 53rd week, licensed revenue in the fourth quarter of 2021 increased 61.0%.
•The Company opened 19 net system-wide Shacks in the fourth quarter of 2021, comprised of 13 net domestic Company-operated Shacks and 6 net licensed Shacks.
•Shack-level operating profit margin is expected to be approximately 16% of Shack sales.
Preliminary Unaudited Results for the Fiscal Year Ended December 29, 2021(1):

•Total revenue for the fiscal year ended December 29, 2021 increased 41.5% to $739.9 million versus 2020. This increase is inclusive of the impact of the 53rd week in the fourth quarter of 2020, which resulted in incremental revenue of $11.1 million. Excluding the 53rd week, total revenue in fiscal year 2021 increased 44.6%.
•Shack sales for the fiscal year ended December 29, 2021 increased 41.2% to $715.0 million versus 2020. This increase is inclusive of the favorable impact of the 53rd week in the fourth quarter of 2020, which resulted in incremental Shack sales of $10.7 million. Excluding the 53rd week, Shack sales in fiscal year 2021 increased 44.2%.
•Same-Shack sales(2) increased 24.2% for the fiscal year ended December 29, 2021 versus 2020.

•Licensed revenue for the fiscal year ended December 29, 2021 increased 50.7% to $24.9 million versus 2020. This increase is inclusive of the impact of the 53rd week in the fourth quarter of 2020, which resulted in incremental licensed revenue of $0.4 million. Excluding the 53rd week, licensed revenue in fiscal year 2021 increased 54.8%.
•The Company opened 58 net system-wide Shacks in the fiscal year ended December 29, 2021, comprised of 35 net domestic Company-operated Shacks (net of one closure) and 23 net licensed Shacks (net of three closures). As of the end of the fourth quarter, there are 218 Company-operated domestic Shacks and 151 global licensed Shacks compared to 183 and 128, respectively, versus the prior year.
•General & administrative expenses are expected to be within our previously guided range of $86 million to $88 million for the fiscal year ended December 29, 2021, including $8 million of the approximately $9 million total Equity-based compensation.
•Equity-based compensation is expected to be approximately $9 million for the fiscal year ended December 29, 2021, in line with previous guidance.
•Depreciation expense is expected to be approximately $59 million to $62 million for the fiscal year ended December 29, 2021.
•Pre-opening costs are expected to be within the previously guided range of $13 million to $14 million for the fiscal year ended December 29, 2021.

(1)Estimated results are preliminary and unaudited and subject to change based upon completion of the audit and the Form 10-K for the fiscal year ended December 29, 2021.
(2)Fiscal 2020 has been adjusted due to the the 53rd week. In order to compare like-for-like periods for fiscal 2021, Same-Shack sales will compare the 52 weeks from December 31, 2020 through December 29, 2021 to the 52 weeks from January 2, 2020 through December 30, 2020.

ICR Conference Presentation

On Tuesday, January 11, 2022, the Company will present at the 24th Annual ICR Virtual Conference. The presentation will begin at 9:00 a.m. ET. and will be webcast live from the Company's Investor Relations website at https://investor.shakeshack.com.

For more information, please see the presentation titled “January 2022 ICR Conference Presentation” on the Company’s Investor Relations website under Events & Presentations.

Definitions
The following definitions apply to these terms as used in this release:
"Shack sales" is defined as the aggregate sales of food, beverages and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks.
"Same-Shack sales" represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For days that Shacks were temporarily closed, the comparative period was also adjusted.
"Average weekly sales" is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales.
"Shack-level operating profit," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses.
"Shack-level operating profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.
About Shake Shack

Shake Shack is a modern day "roadside" burger stand serving a classic American menu of premium burgers, chicken sandwiches, hot dogs, crinkle cut fries, shakes, frozen custard, beer and wine. With its fresh, simple, high-quality food at a great value, Shake Shack is a fun and lively community gathering place with widespread appeal. Shake Shack’s mission is to Stand for Something Good®, from its premium ingredients and caring hiring practices to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to more than 240 domestic locations in 32 U.S. States and the District of Columbia and more than 125 international locations including London, Hong Kong, Shanghai, Singapore, Mexico City, Istanbul, Dubai, Tokyo, Seoul and more.”

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, expected financial results and operating performance for fiscal 2021, expected development targets for fiscal 2022, including expected Shack construction and openings, expected Same-Shack sales growth and trends in the Company’s operations, the expansion of the Company's delivery services, the Company's digital investments and strategies and statements relating to the effects of COVID-19 and the

Company’s mitigation efforts. Forward-looking statements discuss the Company's current expectations and projections relating to its financial operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company's expectations include the impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, our ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of our products, increased labor costs or shortages, the management of our digital capabilities and expansion into delivery, our ability to maintain and grow sales at our existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

In addition, the preliminary financial results set forth in this press release are preliminary and unaudited, and these estimates are based on information currently available to the Company. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 29, 2021. The Company assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended December 29, 2021.

Contacts:

Investor Relations:
Melissa Calandruccio, ICR
Michelle Michalski, ICR
(844) SHACK-04 (844-742-2504)
investor@shakeshack.com

Media:
Kristyn Clark, Shake Shack
(646) 747-8776
kclark@shakeshack.com

Source: Shake Shack Inc.